LANDAUER, INC.

             2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                       TELEPHONE (708) 755-7000

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the annual meeting of stockholders of Landauer, Inc. will be held at the office of Sidley Austin Brown & Wood LLP, 55th Floor Conference Center, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 4:00 p.m., local time, on Wednesday, February 4, 2004 for the following purposes:

     1. To elect three directors to hold office for a term of three years each.

     2. To vote on the proposal to approve the selection of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending September 30, 2004.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on December 19, 2003 are entitled to notice of and to vote at the meeting.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.




                            James M. O'Connell
                            Vice President, Treasurer, Secretary
                            and Chief Financial Officer



January 2, 2004

                            PROXY STATEMENT

             Approximate Date of Mailing:  JANUARY 2, 2004

             INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of Landauer, for use at its annual meeting of stockholders to be held on Wednesday, February 4, 2004 at 4:00 p.m., local time, at the office of Sidley Austin Brown & Wood LLP, 55th Floor Conference Center, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by Landauer. Solicitations will be made by mail and, in addition, may be made by the officers and employees of Landauer personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the Company's expense, through brokers, custodians and others to the beneficial owners of Common Stock. The mailing address of Landauer's principal executive office is 2 Science Road, Glenwood, Illinois 60425.

     On December 19, 2003, Landauer had outstanding 8,845,045 shares of Common Stock, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 19, 2003 will be entitled to receive notice of and to vote at the meeting. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to the proposal to approve the selection of PricewaterhouseCoopers LLP as auditors (i) vote FOR such proposal, (ii) vote AGAINST such proposal or (iii) ABSTAIN from voting on such proposal.

     The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, and FOR approval of PricewaterhouseCoopers LLP as auditors. The proxy also gives authority to the proxies to vote the shares in their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal.

                 BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as of December 19, 2003 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer named under the caption "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable.

                                             Number
                                          Beneficially        Percent
Name of Beneficial Owner                     Owned           of Class
------------------------                  ------------       --------

T. Rowe Price Associates. . . . . . .       867,700(1)         9.6%
Kayne Anderson Investment
  Management, LLC . . . . . . . . . .       436,134(2)         4.8%
Robert J. Cronin. . . . . . . . . . .         7,500(3)           *
Dr. E. Gail de Planque. . . . . . . .         1,450(4)           *
Dr. Gary D. Eppen . . . . . . . . . .         5,900(5)           *
M. Christine Jacobs . . . . . . . . .         1,000(4)           *
Richard R. Risk . . . . . . . . . . .         6,400(3)           *
Michael D. Winfield . . . . . . . . .         5,099(3)           *
Robert M. Greaney . . . . . . . . . .        20,812(6)           *
Brent A. Latta. . . . . . . . . . . .        81,287(7)           *
James M. O'Connell. . . . . . . . . .        39,329(8)           *
Dr. R. Craig Yoder. . . . . . . . . .        60,602(9)           *
Joseph M. Zlotnicki . . . . . . . . .        23,012(10)          *
All directors and executive officers
  as a group (11 persons) . . . . . .       252,391(11)        2.8%

--------------------

     *     Less than one percent.

     (1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003. Includes 556,600 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims that it is the beneficial owner of such securities. The address of this stockholder is 100 East Pratt Street, Baltimore, MD 21201.

     (2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003. The address of the stockholder is 1800 Avenue of the Stars, Los Angeles, CA 90067.

     (3) Includes 4,500 shares subject to options exercisable within 60 days after December 19, 2003.

     (4) Includes 1,000 shares subject to options exercisable within 60 days after December 19, 2003.

     (5) Includes 1,500 shares subject to options exercisable within 60 days after December 19, 2003.

     (6) Includes 5,250 shares subject to options exercisable within 60 days after December 19, 2003.

     (7) Includes 62,500 shares subject to options exercisable within 60 days after December 19, 2003.

     (8) Includes 21,875 shares subject to options exercisable within 60 days after December 19, 2003.

     (9) Includes 42,000 shares subject to options exercisable within 60 days after December 19, 2003.

     (10) Mr. Zlotnicki resigned as an executive officer effective December 31, 2003. Shares beneficially owned include 21,500 subject to options exercisable within 60 days after December 19, 2003.

     (11) Includes 170,125 shares subject to options exercisable within 60 days after December 19, 2003.

                         ELECTION OF DIRECTORS

     Members of Landauer's Board of Directors are divided into three classes serving staggered three-year terms for a total of nine directors. Thomas M. Fulton and Paul B. Rosenberg retired from the Board of Directors during 2003. The terms of three of the seven current directors expire at the annual meeting. E. Gail de Planque, Gary D. Eppen, and Michael D. Winfield are Landauer's nominees for re-election to a three-year term. The vacancies created by the retirement of Messrs. Fulton and Rosenberg may be filled by the Board of Directors at a later date. Our by-laws provide that nominations for directorships by stockholders may be made only pursuant to written notice received at our principal office not less than 50 nor more than 75 days prior to the meeting. No such nominations were received for the meeting. Proxies may not be voted for a greater number of persons than the three named nominees. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF LANDAUER.

     The following table contains certain information as to the three nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                 Expira-
                  tion
                 Date of
                 Current   Past Business Experience          Director
Name              Term     and Other Directorships             Since
----             -------   ------------------------          --------

Robert J.
  Cronin
  (1,2)
  Age - 59        2005     Since 2001, partner, The Open       1997
                           Approach LLC, a provider of
                           consulting services to the
                           printing industry.  Until
                           January 2000, Chairman of the
                           Board and Chief Executive
                           Officer of Wallace Computer
                           Services; previously President,
                           Chief Executive Officer and
                           director; now retired.  Mr. Cronin
                           joined Wallace Computer Services
                           in 1967.  Wallace Computer
                           Services is a provider of information
                           management products, services and
                           solutions.  Mr. Cronin is also a
                           director of various privately held
                           corporations.

                 Expira-
                  tion
                 Date of
                 Current   Past Business Experience          Director
Name              Term     and Other Directorships             Since
----             -------   ------------------------          --------

* Dr. E. Gail
  de Planque
  (3,4)
  Age - 58        2004     Since 2000, President, Strategy     2001
                           Matters, Inc., and, since 1998,
                           Director, Energy Strategists
                           Consultancy, Ltd., each providing
                           consulting services to the energy
                           and nuclear industries.  From 1991
                           to 1995, Dr. de Planque was a
                           Commissioner with the U.S. Nuclear
                           Regulatory Commission.  In 1967,
                           she joined the Health and Safety
                           Laboratory of the U.S. Atomic Energy
                           Commission (now the Environmental
                           Measurements Laboratory) where she
                           served as Director from 1987 to 1991
                           and as Deputy Director from 1982 to
                           1987.  Dr. de Planque is a Director
                           of Northeast Utilities, British
                           Nuclear Fuels, Inc., and British
                           Nuclear Fuels, plc.  She is a member
                           of the TXU Operations Review Committee
                           and a consultant to the United
                           Nations International Atomic Energy
                           Agency.

* Dr. Gary D.
  Eppen
  (3,4)
  Age - 67        2004     Ralph and Dorothy Keller Distin-    1992
                           guished Service Professor Emeritus
                           of Operations Management, Graduate
                           School of Business, The University
                           of Chicago.  From July 1998 to June
                           2001 Dr. Eppen was Deputy Dean of
                           Part-time Programs and Professor of
                           Industrial Administration.  From
                           1970 to 1998 he was Professor of
                           Industrial Administration.  Dr. Eppen
                           is also a director of The Hub Group
                           Inc., Lombard, Illinois, an intermodal
                           transportation marketing company.

M. Christine
  Jacobs
  (1,2)
  Age - 53        2006     Since 1998 Chairman of the Board
                  2001
                           and since 1993 President and
                           Chief Executive Officer of
                           Theragenics Corporation, a
                           manufacturer of implantable
                           radiation devices for the
                           treatment of cancer.  Ms. Jacobs
                           is a director of McKesson, Inc.,
                           a healthcare services company.

                 Expira-
                  tion
                 Date of
                 Current   Past Business Experience          Director
Name              Term     and Other Directorships             Since
----             -------   ------------------------          --------

Brent A.
  Latta
  Age - 60        2005     President and Chief Executive       1998
                           Officer of Landauer since
                           December 1998.  Mr. Latta
                           joined Landauer in 1987 as
                           Vice President - Marketing
                           and served in such capacity
                           until 1997 when he was elected
                           Executive Vice President.

Richard R.
  Risk
  (1,2)
  Age - 57        2005     President and Chief Executive       1997
                           Officer of Advocate Health Care
                           until April 2002 now retired.
                           Previously Mr. Risk served as
                           President and CEO of EHS Health
                           Care (merged with Advocate
                           Health Care).  Advocate Health
                           Care specializes in health care
                           management.

* Michael D.
  Winfield
  (3,4)
  Age - 64        2004     Director of UOP LLC until January   1994
                           2003, a general partnership of
                           Honeywell International, Inc. and
                           Dow Chemical Company, engaged in
                           the licensing of technologies to
                           the oil refining and petrochemical
                           industries.  Mr. Winfield was
                           President and Chief Executive
                           Officer of UOP from February 1992
                           to January 2001, and a Vice President
                           from 1983 to 1992.  He is also a
                           director of Metallurg, Inc., a
                           leading supplier of additives to
                           the metals industry.

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee, (4) Technology Committee.

                   BOARD OF DIRECTORS AND COMMITTEES

     During fiscal 2003, the Board of Directors held a total of six meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served.

     The Board of Directors has an Audit Committee, Compensation
Committee, Governance and Nominating Committee and Technology Committee. Each Committee has adopted a formal written charter, approved by the full Board of Directors that specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of the Audit Committee's charter is attached to this Proxy Statement as Exhibit A. A copy of each charter is available on the Company's website at http://www.landauerinc.com. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends the appointment of independent public accountants to the Board of Directors. The Compensation Committee approves all executive compensation and has responsibility for granting stock options to eligible members of management and administering our stock option and incentive plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See "Process for Nominating Directors.") The Technology Committee provides oversight and counsel with respect to the Company's development and use of appropriate technologies in its products and services. The membership of each Committee consists solely of non-employee directors. Where required, each Committee member meets the independence standards established by the New York Stock Exchange. During fiscal 2003, the Audit Committee met eleven times including the meetings required to conduct its quarterly financial reviews, the Compensation Committee met four times, the Governance and Nominating Committee met four times, and the Technology Committee met three times.

                   PROCESS FOR NOMINATING DIRECTORS

     Landauer's Governance and Nominating Committee establishes and oversees adherence to the Board's corporate governance policies and guidelines and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the New York Stock Exchange in respect of Governance and Nominating Committees.

     The Governance and Nominating Committee has adopted a formal written Charter that has been approved by the Board of Directors of the Company. The Charter specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of such Charter is available on the Company's website. The website address is http://www.landauerinc.com.

     The Governance and Nominating Committee will consider nominees for the Board of Directors that have been properly and timely recommended by stockholders. Section 1.4 of the Company's by-laws contains provisions setting forth the requirements applicable to a stockholder nomination for director. These requirements are summarized in this Proxy Statement under the caption "Stockholder Proposals." The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees.

     To date, the Governance and Nominating Committee has identified and evaluated nominees for directors based on several factors, including referrals from management, existing directors, advisors and representatives of the Company or other third parties, business and board of director experience, professional reputation and personal interviews. Each of the current nominees for director listed under the caption "Election of Directors" is an existing director standing for re-election. Landauer has not paid any fee to a third party to identify or evaluate, or assist in identifying or evaluating, potential nominees. In connection with the 2004 Annual Meeting, the Governance and Nominating Committee did not receive any recommendation for a nominee from any stockholder or group of stockholders owning more than 5% of the Company's Common Stock.

        STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company's Board of Directors on matters relevant to the Company. Each of the Company's directors is requested to attend in person the Annual Meeting. All of the Company's directors attended the Company's 2003 Annual Meeting of Shareholders. In addition, stockholders may, at any time, communicate in writing with the Chairman of the Governance and Nominating Committee, or non-management directors as a group, by sending such written communication to the following address:
Chairman, Governance and Nominating Committee, or Non-Management Directors of Landauer, Inc., c/o Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary (fax 708-755-7011). Copies of written communications received at such address will be provided to the Chairman of the Governance and Nominating Committee or the non-management directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.



                       COMPENSATION OF DIRECTORS

     During fiscal 2003 directors (except Mr. Latta) were paid an annual retainer in the amount of $24,000 each. Additionally, the Board and Committee chairs were each paid an annual retainer in the amount of $4,000, and Committee members were paid a fee in the amount of $1,000 per meeting attended. Landauer maintains a stock option plan for its non-employee directors, pursuant to which each eligible director elected or appointed prior to 2002 was granted an option to purchase 5,000 shares of Common Stock at the fair market value on the date of grant, which option vests ratably over 10 years. The plan, as amended and approved by stockholders at the 2002 annual meeting, provides for the automatic grant of options to each non-employee director on the date of each annual meeting, commencing with the 2002 annual meeting, to purchase 1,500 shares of Common Stock at the fair market value on the date of grant, which options vest ratably over three years. Landauer formerly maintained a directors' retirement plan that provides certain retirement benefits for non-employee directors. This plan was terminated in January 1997. Benefits accrued under the retirement plan are frozen and will be payable to directors upon their retirement at age 70. As of September 30, 2003, the aggregate liability for these benefits amounted to $315,000, which has been accrued in the financial statements.

                        EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation for services to Landauer for the last three fiscal years of the President and Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers".)

                      SUMMARY COMPENSATION TABLE

                                                  Long-Term
                                  Annual        Compensation
                               Compensation        Awards
                            ------------------- ------------    All
                                                  Securities    Other
                                                  Underlying   Compen-
Name and            Fiscal                         Options     sation
Principal Position   Year   Salary($)  Bonus($)    (#) (1)     ($)(2)
------------------- ------  ---------  --------   ----------   -------

Brent A. Latta
 President &          2003   $306,250  $   --         50,000    $1,150
  Chief Executive     2002    291,250   191,700         --       1,150
  Officer             2001    276,250   192,500         --       1,150

James M. O'Connell
 Vice President,
 Treasurer, Secre-    2003   $191,750  $   --          7,000    $1,150
 tary & Chief         2002    180,250    94,600         --       1,150
 Financial Officer    2001    173,250    96,300         --       1,150

R. Craig Yoder
 Senior Vice
 President -          2003   $207,500  $   --          8,000    $1,150
 Marketing &          2002    197,500   104,000         --       1,150
 Technology           2001    185,500   110,000         --       1,150

Joseph M. Zlotnicki
 (3)                  2003   $138,250  $   --          6,000    $1,150
 Vice President -     2002    131,000    66,200       10,000     1,150
 International        2001    122,500    68,800         --       1,150

Robert M. Greaney
 (4)                  2003   $152,500  $   --          6,000    $1,150
 Vice President -     2002    146,500    77,000         --       1,150
 Operations           2001    139,000    78,100         --       1,150

--------------------

 (1) There were no restricted stock awards or long-term incentive payouts for any of the executive officers for the last three fiscal years.

 (2) Represents the Company's contribution to its 401(K) plan on behalf of each of these employees.

 (3) Mr. Zlotnicki resigned as an executive officer of the Company effective December 31, 2003.

 (4) Mr. Greaney was elected as Vice President on February 3, 2001.

                  OPTIONS GRANTS IN LAST FISCAL YEAR

     Information regarding stock options granted during the last fiscal year to Landauer's named Executive Officers is shown below:

                                                 Potential Realizable
            No. of     % of                        Value at Assumed
            Shares     Total                       Annual Rates of
            Under-   Options                          Stock Price
            lying   Granted to  Exercise           Appreciation for
            Options  Employees   Price    Expir-    Option Term (3)
            Granted in Fiscal  ($/share)  ation  ---------------------
Name        (#)(1)     Year       (2)      Date       5%        10%
----        ------- ---------- ---------  ------ ---------- ----------

Brent A.
 Latta       50,000      38.0%    $34.50     (4) $1,085,000 $2,749,000

James M.
 O'Connell    7,000       5.3%     34.50     (4)    151,900    384,860

R. Craig
 Yoder        8,000       6.1%     34.50     (4)    173,600    439,840

Joseph M.
 Zlotnicki    6,000       4.6%     34.50     (4)    130,200    329,880

Robert M.
 Greaney      6,000       4.6%     34.50     (4)    130,200    329,880

--------------------

 (1) Each option becomes exercisable over a four-year period, with 25% of the options becoming exercisable on the first, second, third, and fourth anniversaries of the date of grant. Options become fully exercisable by reason of death, disability or normal retirement or pursuant to a change in control as defined in the Plan.

 (2) The exercise price is the fair market value on the date of grant.

 (3) Potential realizable value is calculated based on an assumption that the price of Landauer's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant of the option until the expiration date of the option. The value is net of the exercise price but is not adjusted for the taxes that are due upon exercise. The 5% and 10% assumed rates of appreciation are required by the rules of the Securities and Exchange Commission and do not represent Landauer's estimate of future price. Actual gains, if any, upon the exercise of these options will depend on the actual performance of the Common Stock.

 (4) November 5, 2012.

               AGGREGATED OPTION EXERCISES IN LAST YEAR
                   AND FISCAL YEAR-END OPTION VALUES

     Information regarding the exercise of stock options during the last fiscal year and the holdings of unexercised stock options at September 30, 2003 by Landauer's Named Executive Officers is shown below.

                                  Number of Shares       Value of
                                     Underlying         Unexercised
                                    Unexercised        In-the-Money
                                   Options Held at     Options at
               Shares               September 30,      September 30,
              Acquired                 2003 (#)        2003 ($) (1)
                on      Value    -----------------  -----------------
              Exercise Realized   Exer-    Unexer-  Exer-     Unexer-
Name            (#)       ($)     cisable  cisable  cisable   cisable
----          -------- --------   -------  -------  -------   -------

Brent A.
 Latta           7,835 $301,648    50,000   50,000 $449,600   $46,500

James M.
 O'Connell       7,687  292,029    20,000    7,000  179,840     6,510

R. Craig
 Yoder           2,050   84,194    40,000    8,000  459,060     7,440

Joseph M.
 Zlotnicki       8,041  311,617    17,500    6,000  134,880    39,680

Robert M.
 Greaney          --       --       3,750    6,000   33,720     5,580

--------------------

 (1) Aggregate market value on September 30, 2003 less aggregate exercise price.

                 EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of September 30, 2003 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans. All equity compensation plans have been approved by the Company's stockholders.

                         (a)               (b)               (c)
                  ----------------- ----------------- -----------------
                                                          Number of
                                                         securities
                      Number of                           remaining
                     securities                         available for
                        to be           Weighted-      future issuance
                     issued upon    average exercise    under equity
                     exercise of        price of        compensation
                     outstanding       outstanding    plans (excluding
                      options,          options,         securities
                      warrants        warrants and      reflected in
Plan category        and rights          rights          column (a))
-------------     ----------------- ----------------- -----------------

Equity compen-
sation plans
approved by
security holders       444,950           $28.05            308,999

Equity compen-
sation plans
not approved
by security
holders                  --                --                --
                       -------           ------            -------

  Total                444,950           $28.05            308,999
                       =======           ======            =======

         EXECUTIVE EMPLOYMENT AGREEMENTS AND RETIREMENT PLANS

     EMPLOYMENT AND COMPENSATION AGREEMENTS. Landauer has entered into employment agreements with each of the executive officers for their employment in their respective capacities indefinitely. The agreements provide that, in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, or by the executive for good reason (which includes a good faith determination by the executive that he believes that he will not be able to effectively discharge his duties or where Landauer fails to obtain an assumption in writing of its obligations under the agreement by a successor, as defined) the executive will become entitled to continuation of base salary and average bonuses determined in accordance with the agreement for a period ranging from twelve to eighteen months and certain other benefits. The amounts otherwise payable to the executive will be offset by any compensation earned by the executive from employment with a new employer during such severance period but will not be reduced below an amount equal to six month's base salary and average bonuses. The benefits payable to Messrs. Latta and O'Connell, Dr. Yoder, and Mr. Greaney under these agreements, if their employment had been terminated as of September 30, 2003, would have had an estimated value of $650,000, $390,000, $425,000 and $200,000, respectively. Mr. Zlotnicki resigned his position as an executive officer effective December 31, 2003.

     EXECUTIVE SPECIAL SEVERANCE PLAN. On May 22, 2002, Landauer adopted the Landauer, Inc. Executive Special Severance Plan (the "Severance Plan") in which certain of Landauer's executives, including Messrs. Latta and O'Connell, Dr. Yoder and Mr. Greaney, participate. Under the Severance Plan, if (i) the executive's employment is terminated involuntarily without cause or is terminated by the executive for good reason (as defined in the plan) within two years following a change in control, or (ii) the executive elects to terminate employment for any reason during the 30-day period immediately following the one-year anniversary of a change in control, the executive will receive a lump sum payment equal to three times (in the case of Mr. Latta) or two times (in the case of the other Named Executive Officers) the sum of: (i) the highest annual rate of the executive's base salary during the 12-month period immediately prior to his termination and
(ii) the greater of the executive's target annual bonus and the average annual bonus received during the three fiscal years prior to termination. In addition, the terminated executive will become fully vested in his accrued benefit under the supplemental key executive retirement plan (described below) and will receive a lump sum payment equal to the actuarial equivalent of his accrued benefit under that plan. The terminated executive also will receive continued medical, dental and life insurance coverage and outplacement services for up to three years (in the case of Mr. Latta) or up to two years (in the case of the other Named Executive Officers). The Severance Plan conditions receipt of the foregoing severance payments and benefits upon the executive entering into a noncompetition/nonsolicitation agreement and executing a general release of claims against Landauer and its affiliates.

     Additionally, the Severance Plan provides that, immediately upon a change in control, all of the executive's outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive's termination of employment and the original expiration date of the option.

     The Severance Plan also provides that if any payment made under the Severance Plan or otherwise to a covered executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Landauer will make an additional payment to the executive such that the executive receives a net amount equal to the amount he would have received if Section 4999 did not apply; provided, however, if the net-after tax benefit to the executive would not exceed by at least 10% the net after-tax proceeds without such additional payment and with a reduction of the benefits to an amount such that no excise tax is payable, Landauer will not make the additional payment and the executive's benefits will be reduced to such amount.

     For purposes of the Severance Plan, a "change in control" generally means (i) certain acquisitions of 30% or more of the then outstanding shares of Common Stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer's stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of Landauer.

     RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN. Messrs. Latta and O'Connell, Dr. Yoder, and Messrs. Zlotnicki and Greaney participate in Landauer's retirement plan, a defined benefit plan under which benefits are based upon the average of the annual rates of compensation in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service as set forth below. U.S. tax law places limitations on the annual compensation eligible for benefit consideration and on the aggregate annual amount payable to an individual under qualified retirement plans.

     Messrs. Latta and O'Connell, Dr. Yoder, and Messrs. Zlotnicki and Greaney also participate in Landauer's supplemental key executive retirement plan, under which a participant is entitled to such payments during his life after retirement at age 65 as may be necessary, when added to his benefits under other company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average compensation (including incentive compensation) or final year compensation (including five-year average incentive compensation), whichever is greater. Such payments continue to a participant's spouse after the participant's death, but at a decreased percentage of 25%. Benefits are reduced by 2% (1% for surviving spouses) for each year of service less than 25 years.

     The following table sets forth information concerning the combined annual benefits payable pursuant to the retirement plan on a straight-life annuity basis and the supplemental retirement plan on a 50% joint-and-survivor basis upon retirement at age 65 for specified compensation levels (assuming continuation of 2003 fiscal year compensation, as defined) and years of service classifications. Benefits under the retirement plan are computed solely on the base salary of participants. Benefits under the supplemental key executive retirement plan are inclusive of incentive compensation. Benefits under the retirement plan that are reduced on account of Social Security entitlement on the basis of the Internal Revenue Service permitted disparity rules may be reinstated under the supplemental retirement plan.

                          PENSION PLAN TABLE
Earnings
on Which
Combined                 Estimated Combined Annual Pension Based on
Retirement                      Years of Service Indicated
Benefits           --------------------------------------------------
are Based            20 years  25 years  30 years  35 years  40 years
----------           --------  --------  --------  --------  --------

 $200,000            $ 80,000  $100,000  $100,000  $100,000  $133,600
  250,000             100,000   125,000   125,000   125,000   133,600
  300,000             120,000   150,000   150,000   150,000   150,000
  350,000             140,000   175,000   175,000   175,000   175,000
  400,000             160,000   200,000   200,000   200,000   200,000
  450,000             180,000   225,000   225,000   225,000   225,000
  500,000             200,000   250,000   250,000   250,000   250,000

     Credited years of service at September 30, 2003 were 16 for Mr. Latta, 13 for Mr. O'Connell, 20 for Dr. Yoder, 13 for Mr. Zlotnicki and 27 for Mr. Greaney. Credited years of service at age 65 would be 21 for Mr. Latta, 22 for Mr. O'Connell, 35 for Dr. Yoder and 42 for Mr. Greaney.

                     COMPENSATION COMMITTEE REPORT

     Landauer's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent outside directors who are not employees of Landauer. The Committee regularly reviews and approves generally all of Landauer's compensation and fringe benefit programs and also reviews and determines the base salary and incentive compensation of the Named Executive Officers, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers Landauer's Amended and Restated 1996 Equity Plan (the "Equity Plan") and 2000 Incentive Compensation Plan for Executive Officers (the "Executive Officer Plan"); each of which was approved by the Committee, the Board of Directors and stockholders.

     Landauer believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of Landauer. Landauer considers stock ownership, options currently held and options previously granted when granting options.

     Landauer believes that the combination of salary, incentive compensation and the award of stock options is the best tool for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined as a result of individual performance, level of responsibility and experience. Landauer reviews these salaries annually and periodically measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of peer companies. The peer companies are generally of about the same size as Landauer in terms of market capitalization and profitability and are in technical or service, rather than consumer or distribution, fields. Landauer believes that its competitors for executive talent are not necessarily companies which engage in the same business as Landauer and, therefore, the companies used for comparative compensation purposes generally differ from the companies included in the testing laboratory peer group shown under the heading "Performance Graph.".

     The Executive Officer Plan covers executive officers who are elected by the Board of Directors to such offices and establishes an incentive pool which is related to aggregate executive officer base salary and performance of Landauer relative to (i) budgeted operating income and (ii) achievement of budgeted revenues. The target incentive compensation award, as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for Vice Presidents. The actual size of the incentive compensation pool available for award varies based upon actual financial performance for operating income and revenue achievement.

     OPERATING INCOME COMPONENT. At 100% actual-to-budget operating income, the aggregate executive officer incentive compensation pool is equal to 100% of the sum of the target awards for each executive officer. From 100% to 120% actual-to-budget operating income, the aggregate executive officer incentive compensation pool is prorated from 100% to 200% of the sum of the target awards for each executive officer. At or above 120% actual-to-budget operating income, the aggregate executive officer incentive compensation pool is equal to 200% of the sum of the target awards for each executive officer. At or below 90% actual-to-budget operating income, the pool available for incentive compensation is zero.

     REVENUE ACHIEVEMENT COMPONENT. Revenue achievement, as measured by percent actual-to-budget revenues, serves to modify the award based upon operating income. At revenue achievement levels above 98% and below 102% no adjustment is required. At 96% revenue achievement the aggregate amount of the executive officer incentive compensation pool determined on the basis of operating income is reduced by 20%. At 94% revenue achievement the reduction is 40%. The sole increase in the aggregate amount of the pool occurs where revenue achievement is above 102% at which level the percent of target bonus to be paid is increased by 20 percentage points.

     The amount of tentative incentive award for any executive officer is determined by multiplying the executive's base salary by the actual incentive award percentage. The actual incentive award percentage is the target award percentage (50% or 40%) multiplied by the percentage of target award determined by the operating income and revenue achievement components. Two-thirds of the tentative incentive award is payable to the executive officer based solely on these financial performance measures. With respect to the balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive.

     The aggregate amount of incentive compensation awards for any fiscal year under the Executive Officer Plan and other incentive compensation plans is limited to 6% of Landauer's operating income for such fiscal year.

Recognizing that extraordinary positive or negative non-operating events can and do occur, the Committee may elect to make adjustments to the incentive compensation calculations to reflect the impact of those events. During fiscal 2003 the ratio of actual-to-budget operating income was below 90% and no such incentive compensation calculation adjustments were considered. Accordingly, no incentive compensation was awarded to executive officers.

     The recommended base salary and incentive compensation award for the Chief Executive Officer is determined each year by the Committee based upon overall financial performance of Landauer and the performance of the Chief Executive Officer relative to corporate objectives and other factors under the terms of the Executive Officer Plan. Mr. Latta's base salary for fiscal 2003 was $306,250. The increase in Mr. Latta's base salary related to the level of responsibility and accountability of the Chief Executive Officer, as well as external factors such as inflation and base salary levels in comparable companies. In accordance with the terms of the Executive Officer Plan no incentive compensation was awarded to Mr. Latta because the ratio of actual-to-budget operating income was below 90%. Although the Company did not achieve its financial targets either in terms of operating income or revenues, Mr. Latta achieved substantially all of the personal objectives established by the Board of Directors during fiscal 2003.

                MEMBERS OF THE COMPENSATION COMMITTEE:

                      Richard R. Risk, Chairman
                      Robert J. Cronin
                      M. Christine Jacobs

                           PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in Landauer's Common Stock, in the New York Stock Exchange ("NYSE") Market Index and in an industry index represented by a group of testing laboratories during the period from September 30, 1998 through September 30, 2003. (On January 15, 2002, the listing of Landauer's Common Stock was changed from the American Stock Exchange to the New York Stock Exchange.) The comparisons in the following table are historical and are not intended to forecast or be indicative of possible future performance of Landauer's Common Stock.

                 Value of Investment at September 30,
                 ------------------------------------

                          1998    1999    2000    2001    2002    2003
                          ----    ----    ----    ----    ----    ----

Landauer, Inc.            $100    $104    $ 82    $159    $162    $180

NYSE Market Index          100     119     137     114      94     116

Testing Laboratories       100     119     229     139     174     213




                        AUDIT COMMITTEE REPORT

     Landauer's Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2003. Additionally, the Committee has reviewed and discussed with management and the independent auditors the Company's unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2003. These discussions occur prior to the issuance of news releases reporting such quarterly results.

     The Committee discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the auditors the auditors' independence. In addition, the Committee considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the independent auditors' independence from management and the Company.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.


                    MEMBERS OF THE AUDIT COMMITTEE:

                      Robert J. Cronin, Chairman
                      Richard R. Risk
                      M. Christine Jacobs

                          CHANGE IN AUDITORS

     On May 22, 2002, the Board of Directors of the Company dismissed its independent auditor, Arthur Andersen LLP. The decision to dismiss Arthur Andersen was recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors.

     Arthur Andersen's report on the financial statements of the Company for the year ended September 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended September 30, 2001 and the interim period between September 30, 2001 and May 22, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the year ended September 30, 2001 and the interim period between September 30, 2001 and March 31, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). A letter from Arthur Andersen was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K/A dated
June 26, 2002.

     The Company engaged PricewaterhouseCoopers LLP as its new independent auditor, effective May 22, 2002. During the year ended September 30, 2001 and the interim period between September 30, 2001 and May 22, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.



                  FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. PricewaterhouseCoopers LLP billed fees to the Company of approximately $112,000 in fiscal 2003 and approximately $79,900 in fiscal 2002 for professional services rendered for the audit of the Company's annual financial statements and reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during those fiscal years.

     AUDIT-RELATED FEES. PricewaterhouseCoopers LLP billed approximately $5,000 to the Company in fiscal 2003 and approximately $43,600 in fiscal 2002 that were reasonably related to the performance of the audit or review of the Company's financial statements and are not included in "Audit Fees" above. These services included advice on generally accepted accounting principles, the Company's employee benefit plans and addressing financial statement issues at the subsidiary companies.

     TAX FEES. PricewaterhouseCoopers LLP billed fees to the Company of approximately $77,300 in fiscal 2003 and approximately $85,890 in fiscal 2002 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning, primarily related to the parent company.

     ALL OTHER FEES.  PricewaterhouseCoopers LLP billed fees to the
Company of approximately $30,000 in fiscal 2003 professional services other than those services covered above. These services included providing officer and director compensation survey information.

     As provided in the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided after May 6, 2003 by the Company's principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2003, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. Since May 6, 2003, the Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements for fiscal 2003 was attributable to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.



                         SELECTION OF AUDITORS

     The stockholders will be asked at the annual meeting to approve the selection of auditors for the fiscal year ending September 30, 2004. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as auditors for Landauer for the years ended September 30, 2003 and 2002, and it will be recommended to the stockholders that such firm be selected again. The Audit Committee, comprised of Robert J. Cronin, Richard R. Risk and M. Christine Jacobs, has approved this recommendation. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     If a quorum is present, in order to approve the selection of PricewaterhouseCoopers LLP as Landauer's auditors for the fiscal year ending September 30, 2004, a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF LANDAUER FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.



                         STOCKHOLDER PROPOSALS

     Proposals intended to be presented by security holders at the annual meeting of stockholders scheduled for February 2, 2005, must be received by Landauer in order to be considered for inclusion in Landauer's proxy statement and form of proxy relating to that meeting not later than September 10, 2004. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission. In addition, under Landauer's by-laws, nominations for directorships and stockholder proposals to be acted on at the 2005 annual meeting may be made only pursuant to written notice received at Landauer's principal office on or after November 19, 2004 and on or before December 14, 2004.

     Landauer's by-laws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Nominations for director and stockholder proposals should be directed to James M. O'Connell, Secretary, Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.



         SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Landauer's officers and directors and persons who beneficially own more than ten percent of Landauer's Common Stock ("Reporting Persons") to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, http://www.landuaerinc.com.

     Based solely on a review of the Form 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal year 2003, Landauer is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during fiscal year 2003 except one report on Form 4 for each of the executive officers for the grant of stock options on November 5, 2002 and one report on Form 4 for each of the directors for the grant of stock options on February 5, 2003. In each case the required forms were not filed on a timely basis but have since been filed.



                             MISCELLANEOUS

     Landauer's 2003 Annual Report to Stockholders (which includes a copy of Landauer's Annual Report on Form 10-K for the fiscal year ended September 30, 2003) accompanies this proxy statement.

     The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning the meeting from time to time until a quorum is obtained.


                                  James M. O'Connell
                                  Vice President, Treasurer, Secretary
                                  and Chief Financial Officer

January 2, 2004

EXHIBIT A


                 CHARTER OF THE AUDIT COMMITTEE OF THE
                 BOARD OF DIRECTORS OF LANDAUER, INC.


PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Landauer, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements, related disclosures and other financial information. In this regard, the Audit Committee is to:

     1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems.

     2. Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing function ("Internal Audit") are accountable.

     3. Have the ultimate authority and responsibility to evaluate the qualifications and independence of the Independent Auditor.

     4. Monitor the Company's compliance with legal and regulatory requirements.

     5. Review the audit efforts and performance of the Independent Auditor and Internal Audit.

     6. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.


COMPOSITION, EXPERTISE AND SCHEDULE

     1. Members of the Audit Committee and its Chair shall meet the independence and experience requirements as may be determined from time to time by the New York Stock Exchange and other market(s), if any, on which the securities of the Company or any of its subsidiaries are traded. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee will be made by the Board.

     2. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve until the earlier of their resignation, death or removal, or until their successors shall have been duly elected and qualified.

     3. The Audit Committee shall be composed of at least three, but not more than five, members and shall meet as required by the duties enumerated in this Charter, but no fewer than four times per year.


DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

     1. Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

     2. Review and discuss with management and the Independent Auditor the annual audited and quarterly financial statements including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." During such annual and quarterly reviews, or at such other times as the Audit Committee deems appropriate, discuss earnings press releases and other written and verbal financial communications with the investment community or rating agencies including earnings guidance information.

     3. Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

     4. Have the sole authority to (i) retain and terminate the Independent Auditor to audit the books, records and accounts of the Company; (ii) approve the engagement terms, fees and other compensation of the Independent Auditor; (iii) approve any significant non-audit engagements with the Independent Auditor; and (iv) nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement.

     5. Review and discuss with the Independent Auditor all significant relationships which the firm and its affiliates have with the Company and its affiliates in order to determine the auditor's independence, including (i) requesting, receiving and reviewing, on a periodic basis, a formal written statement delineating all relationships between them which may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company and (ii) discussing with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

     6. Obtain and review a report by the Independent Auditor, at least annually, that (i) describes the firm's internal quality control procedures; (ii) discusses any material issues raised in the firm's most recent internal quality-control or peer review; and (iii) describes any inquiry or investigation by governmental or professional authorities that during the preceding five years involved one or more independent audits carried out by the firm, and the steps taken by the firm, if any, to deal with the relevant issues.

     7. Meet separately, at least quarterly, with management, with the Independent Auditors and with those responsible for Internal Audit. Such discussions should focus on (i) financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit; (ii) the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting; (iii) significant changes to auditing and accounting principles and practices (including alternative applications thereof) as may be suggested by the Independent Auditor, management or Internal Audit; (iv) reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments;
           (v) a review with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of each audit; (vi) a review of any significant disagreement between management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements; and (vii) a review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

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     8.    Discuss with management the Company's significant risk
           exposures and policies regarding the assessment and management of risk. Determine that management has implemented adequate measures to respond to such exposures and guidelines to monitor and control these risks.

     9. Establish hiring policies for employees or former employees of the Independent Auditors to ensure independence.

     10. Prepare and review the report to shareholders to be included in the Company's annual proxy statement in the form prescribed Securities and Exchange Commission rules and regulations.

     11. Keep a written record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

     12. Review with the Company's independent legal counsel, accounting or other advisors any legal, tax compliance or other matters that could have a significant impact on the organization's financial statements. In this regard the Audit Committee shall have the sole authority to retain such advisors to fulfill its duties.

     13. Review and assess the Company's processes for administering its code of ethical conduct.

     14. Conduct an evaluation of its performance annually and provide a report of the conclusions of the evaluation to the Board.

     15. Perform such other activities consistent with this Charter, the Company's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. The duty of the Audit Committee includes the conduct of investigations, the resolution of disagreements, if any, among management, the Independent Auditor or Internal Audit, and the assurance of compliance with laws and regulations.


























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